UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2005

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 21, 2005, GTC Biotherapeutics, Inc. (“GTC” or the “Registrant”) entered into a Placement Agent Agreement with SG Cowen & Co., LLC, pursuant to which the Registrant agreed to sell a total of 7,740,739 shares of its common stock in a registered direct offering, at a price of $1.35 per share, for total gross proceeds of approximately $10.4 million, before placement agent’s fees and offering expenses. All of the shares are being offered and sold by the Registrant. The offering is expected to close on or about January 27, 2005.

The common stock was registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Registrant’s Registration Statement on Form S-3 (File No. 333-111464), including the amendments thereto. In connection with this offering, on January 25, 2005, GTC filed with the Securities and Exchange Commission a prospectus supplement pursuant to Rule 424(b)(5) under the Securities Act.

On January 24, 2005, the Registrant issued a press release to announce the pricing of the above referenced offering. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference herein. The opinion of GTC’s counsel regarding the validity of the shares issued pursuant to the offering is filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

1.1	Placement Agent Agreement by and between the Company and SG Cowen & Co., LLC, dated as of January 21, 2005.

5.1	Opinion of Palmer & Dodge LLP.

23.1	Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP filed as Exhibit 5.1).

99.1	Press Release of the Company dated January 24, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: January 25, 2005	By:	/s/ John B. Green
John B. Green
Senior Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Placement Agent Agreement by and between the Company and SG Cowen & Co., LLC, dated as of January 21, 2005. Filed herewith.

5.1	Opinion of Palmer & Dodge LLP. Filed herewith.

23.1	Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP filed as Exhibit 5.1).

99.1	Press Release of the Company dated January 24, 2005. Filed herewith.

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